UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 11, 2017 (April 11, 2017)

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

WYOMING	000-55364	36-4787690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Exact name of registrant as specified in charter)

Suite 400, 41 University Drive

Newtown, Pennsylvania, 18940

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 809-2018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

On April 11, 2017, the Board of Directors of Helius Medical Technologies, Inc (the “Company”) determined that the Company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on June 5, 2017 at 10:00 a.m. local time at Sheraton Bucks County Hotel, 400 Oxford Valley Road, Langhorne, PA 19047, or at such other location as the Board may determine and set forth in the Company’s proxy statement for the Annual Meeting. The Board also set April 12, 2017 as the record date for determining shareholders entitled to receive notice of, and vote at, the meeting.

Because the Annual Meeting will be held more than 30 days prior to the date of the anniversary of the Company’s 2016 Annual Meeting of Shareholders, the deadline for any shareholder proposal or shareholder nomination under the rules of the Securities and Exchange Commission (the “SEC”) listed in the Company’s 2016 Proxy Statement on Schedule 14A, as filed with the SEC on August 16, 2016, is no longer applicable. Any such shareholder proposal or nomination, including any notice on Schedule 14N, intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, must be received by the Company at its principal executive offices by no later than April 21, 2017, and directed to the attention of the Company’s Secretary. Other requirements for inclusion in the Company’s proxy materials are set forth in the rules and regulations promulgated by the SEC and the Company’s bylaws. Shareholders may contact the Company’s Secretary to obtain a copy of the relevant bylaw provisions regarding the requirements for making shareholder nominations and proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: April 11, 2017	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer

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